UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina                  29601

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 2, 2008, The South Financial Group, Inc. (“Company”) announced that Mack I. Whittle, Jr., the Company’s Chairman, President and Chief Executive Officer, will retire from his positions as Chairman, President and Chief Executive Officer and retire by the end of 2008. The Company’s Board of Directors has formed a Succession Committee to conduct a nationwide search for a successor. The Company’s press release in connection with this announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The retirement of Mr. Whittle resulted solely from discussions between Mr. Whittle and the Board and were not precipitated by any material adverse undisclosed events with respect to the Company.

(e) The Company and Mr. Whittle have entered into an agreement setting forth the terms of his retirement from the Company. Until his retirement date, Mr. Whittle will continue to receive salary and benefits at the same level and type, except that Mr. Whittle will not be entitled to receive any future equity-based or other incentive awards. Upon his retirement, Mr. Whittle will receive substantially the same payments and benefits as would be payable under his employment contract upon termination without cause. Those payments and benefits, among others, include:

•	A lump sum cash payment within 30 days after Mr. Whittle’s retirement date.

•	Vesting of all restricted stock units, stock options and other equity incentives.

•

Service credit under the SERP through age 65 and an annual retirement payment commencing within 30 days of his retirement date (subject to compliance with Section 409A of the Internal Revenue Code) and payable over 15 years.

•	Vested benefits under other Company plans.

•	Continued welfare and fringe benefits for three-years or, at the Company’s option, the cash equivalent thereof.

•	Three-years of continued life insurance coverage.

The Company expects to recognize approximately $12 million of incremental expense during the third and fourth quarters of 2008 in connection with this arrangement.

A copy of this agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Letter Agreement dated September 2, 2008 between The South Financial Group, Inc. and Mack I. Whittle, Jr.

99.1	September 2, 2008 Press Release

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

September 5, 2008	By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President and General Counsel